EXHIBIT 21




                LIST OF SUBSIDIARIES OF THE REGISTRANT
                         AT DECEMBER 31, 1995



          Pennsylvania Power Company - Incorporated in Pennsylvania


          OES Fuel, Incorporated - Incorporated in Ohio


          OES Capital, Incorporated - Incorporated in Ohio


          OES Finance, Incorporated - Incorporated in Ohio

          OES Nuclear, Incorporated - Incorporated in Ohio

          Ohio Edison Financing Trust - Incorporated in Delaware


                        Statement of Differences
                        ------------------------

               Exhibit Number 21, List of Subsidiaries of the
               Registrant at December 31, 1995, is not included in the printed document.